                                                                   EXHIBIT 10.25


                                                        Confidential Information

October 30, 1997

Mr. Jeff Arnold
Chairman and Chief Executive Officer
Endeavor Technologies, Inc.
1100 Lake Hearn Drive, Suite 370
Atlanta, GA 30342-1524

Dear Mr. Arnold:

This letter sets forth our agreement for creating and hosting a web site for your company:

1. Host Web Site. HealthGate will design, develop, and host Endeavor's healthcare Internet initiative, currently know as the EPIC Web Site, establishing links, as reasonably defined by Endeavor, to the Premiere site (for the Virtual Receptionist) or other applicable sites. Hosting includes maintaining appropriate bandwidth, storage space, and access speed to insure timely access to information. Endeavor and HealthGate agree to cooperate on the design of the Web Site. The EPIC Web Site will be released on January 1, 1998, pending the cooperation of both parties in fulfilling the terms of this letter agreement. In the event that Endeavor wishes to move its web site from HealthGate's server, Endeavor shall give HealthGate 30 days written notice of such move. HealthGate agrees to provide to Endeavor one copy of Endeavor's web site on magnetic tape and will cooperate with Endeavor in moving its site. In the event that Endeavor elects to move its site from HealthGate's server, Endeavor shall not be entitled to a rebate of any of the fees set forth in paragraph 7 of this Letter Agreement.

2. Private Label. HealthGate will provide private label access for clients of EPIC to the following content sources and/or services: MEDLINE, AIDSLINE, AIDSDRUGS, AIDSTRIALS, HealthSTAR, Medical Software Reviews, DPH:
      Diagnostic Procedures, DIH: Drug Information (or US Pharmacopoeia), EMBASE Cardiology Consultant, Reuters Medical News, BIOETHICSLINE, CANCERLIT, Healthy Eating, Healthy Man, Healthy Woman, Healthy Sexuality, Healthy Parenting, Wellness Center family, Detwiler Directory, MDX Health Digest, and AgeLine. Access will be provided via the EPIC Web Site hosted by HealthGate.

3. EPIC2 Service. HealthGate will host the EPIC2 Web Site for Endeavor. EPIC2 will provide links to non-medical content sources available elsewhere on the Web, such as stock quotes, sports, news, etc. Endeavor will contact and negotiate contractual terms with the providers of these services. All royalty fees for these services will be the responsibility of Endeavor. HealthGate agrees to maintain, update, and serve as technical contact with the content providers for all EPIC2 services. In Year 1, HealthGate shall recommend methods to insure that the look and feel of each of the services in EPIC2 retains the look and feel of the EPIC site. Such methods may include linking to the content on the provider's site and utilizing frames around the information. HealthGate shall also provide usage statistics to Endeavor for the EPIC2 service so that both parties can evaluate whether or not content on EPIC2 should be loaded locally on the EPIC Web Site hosted by HealthGate. Such usage statistics require the cooperation of the EPIC2 content providers. HealthGate further agrees to recommend to Endeavor content sources that may be appropriate for inclusion in EPIC2.


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      Endeavor agrees to include HealthGate in discussions with prospective
      EPIC2 content providers to insure compatibility with the EPIC2 Web Site. HealthGate will have the option of providing access to EPIC2 to the customers of its Web Site located at www.healthgate.com in exchange for fees, which shall be mutually agreed upon.

4. Topics; ReADER Search Engine. HealthGate will create "Topics," and subject areas within each Topic, on subjects of interest to target markets. Endeavor will assist HealthGate to identify potential Topics. HealthGate will create the Topics, the subjects found within, maintain the areas, and update the Topics on a regular basis. Topics do not require that the user search a database, but present the user with current information on subjects of interest to the target markets. The user will then link to more detailed information on each subject from each Topic. In addition to Topics, the option to search all content sources, utilizing HealthGate's ReADER technology, will be provided.

5. Awareness Service. HealthGate will create a current awareness service for clients of EPIC, alerting all registered users that new information has been added to Topics of interest. HealthGate and Endeavor agree to work jointly on developing the screens and interface necessary to deliver this information to EPIC users. All technical work will be performed by HealthGate.

6. Statistics. HealthGate agrees to provide usage statistics for both EPIC and EPIC2 to Endeavor for the purposes of evaluation. Statistics shall include that information reasonably required by Endeavor for registration, such as zip code, name, institution, state, etc. HealthGate shall also provide, when requested by Endeavor, information collected (when possible) on the Internet domain from which the user reaches EPIC (i.e. America Online, ISP, CompuServe, etc.), type of browser used by the customer, type of computer and operating system used by Customer, and breakdowns on adverting banners and click-through to advertiser by Customer.

7. Fees and Expenses. Endeavor will remit to HealthGate a fee of $375,000 in Year 1 to partially cover the costs of the tasks noted in 1, 2, 3, 4, 5, and 6 above, which includes developing, maintaining, and providing access to the EPIC site and to partially cover the costs of providing access to the private-labeled content. HealthGate's fees to the content providers for the services noted in paragraph 2 above are a combination of flat rate subscription models and variable costs. HealthGate agrees that, for the content sources noted in paragraph, HealthGate shall be responsible for all royalty payments to content providers, even if royalty payments exceed the fees noted here. HealthGate reserves the right to replace any of these content sources with a comparable source if HealthGate should lose the right to offer the source from the provider or there is a substantial increase in licensing fees. The fee for Year 1 shall be payable in two equal payments: 50% at signing of the contract and 50% upon release of the EPIC site. The fee in Year 2 will be $281,250, payable in two equal payments: 50% at one year from signing of the contract and 50% within 60 days thereafter.

8.    Additional Topics; Transaction Services and Customized Content
      Development.

      (a) Additional Topics. Additional Topics may be created and added to the Web Site upon mutual agreement of the parties.


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      (b) Transaction Services. HealthGate will make available to EPIC users, on either a subscription or Transaction basis, other services not available as part of the free EPIC service. Endeavor will receive 20% of the charge to the user collected by HealthGate for these services. The initial annual fees for such content sources, which may be modified from time to time, are estimated to be as follows:

      EMBASE Anesthesiology Consultant                      $1.50 each reference
      EMBASE Drugs and Pharmacology Consultant              $1.50 each reference
      EMBASE Gastroenterology Consultant                    $1.50 each reference
      EMBASE Immunology and AIDS Consultant                 $1.50 each reference
      EMBASE Nephrology Consultant                          $1.50 each reference
      EMBASE Neurosciences Consultant                       $1.50 each reference
      EMBASE Obstetrics and Gynecology Consultant           $1.50 each reference
      EMBASE Pathology Consultant                           $1.50 each reference
      EMBASE Pediatrics Consultant                          $1.50 each reference
      EMBASE Psychiatry Consultant                          $1.50 each reference
      EMBASE Radiology and Nuclear Medicine Consultant      $1.50 each reference
      PsycINFO                                              $0.75 each reference
      Complete Guide to Medical Tests                       $2.00 each reference
      Complete Guide to Pediatric Symptoms, Illness &
            Medications                                     $2.00 each reference
      Complete Guide to Prescription and
            Non-Prescription Drugs                          $2.00 each reference
      Complete Guide to Sports Injuries                     $2.00 each reference
      Complete Guide to Symptoms, Illness & Surgery         $2.00 each reference
      Drugs, Health and Nutrition During Pregnancy          $2.00 each reference
      New Our Bodies, Ourselves                             $29.95 annually
      Vitamins, Minerals, Herbs and Dietary Supplements     $2.00 each reference
      Well-Connected Consumer Health Reports                $2.00 each reference

      HealthGate agrees to provide Endeavor, when possible, with unlimited price quotes for the above sources currently available via transaction only. Endeavor and HealthGate agree that there is no guarantee that an unlimited price for these content sources will be made available.

      HealthGate agrees to provide Endeavor with transaction fee based access to Continuing Medical Education (CME) programs. HealthGate agrees to provide Endeavor, when possible, with unlimited price quotes for the CME programs for use by EPIC users. Endeavor and HealthGate agree that there is no guarantee that an unlimited price for CME programs will be made available. Endeavor and HealthGate further agree that HealthGate may not offer CME programs via private label at this time.

      Other content sources available from HealthGate may be added from time to time upon mutual agreement of the parties.

      (c) Customized Customer Content. HealthGate shall add content sources not available from HealthGate to EPIC upon Endeavor's payment of integration and licensing fees. Endeavor shall negotiate the rights for such services and be responsible for any licensing or royalty fees associated with said content. Outside consultants may be used upon mutual agreement of the parties.


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9.    Discussion Groups; Chat Rooms. HealthGate agrees to provide the ability for EPIC users to participate in either discussion groups or in Chat sessions. HealthGate further agrees to provide Endeavor with recommendations on the type of service to be offered based upon the requirements set forth by Endeavor. The fees to Endeavor for partially covering the costs of offering discussion groups are as follows: 1) software, set-up, and development: $4,000; 2) annual maintenance for each discussion group: $2,000. The fees to Endeavor for partially covering the costs of offering Chat sessions are as follows: 1) software, set-up, and development: $10,000; 2) annual maintenance for each Chat Room: $2,500. Endeavor shall be solely responsible for monitoring each chat room and assuring compliance by users with the terms of use established for such Chat Room.

10. Advertising; Sponsorship. HealthGate agrees to provide Endeavor with space available advertising, at no cost, on the HealthGate site to promote Endeavor's telecommunications products. Either party will have the ability to place advertising or sponsorship on the EPIC site. All advertising and sponsorship revenue (collectively called 'advertising') associated with the EPIC site, regardless of the party who places the advertising, will be split as follows: Endeavor will receive 80% of all advertising revenue, after expenses which shall not exceed 25%, until Endeavor recovers the fees noted in 7 above. After Endeavor reaches this level of advertising revenue, all future advertising revenue will be split as follows: the party placing the advertising will receive 60% of the revenue after expenses, which shall not exceed 25%, with the other party receiving 40%. Endeavor will retain the right to approve any advertising placed by HealthGate on the EPIC service. Both parties agree to renegotiate the split on advertising revenue at the end of Year 1.

11. Act as Reseller; Intranets. Endeavor shall have the option of reselling to hospital and/or institutional clients, the right to access various content sources available through HealthGate. Each hospital and institutional client shall be defined as a single site. The initial annual fees for such content sources are estimated to be as follows:

      Databases ([C] denotes Consumer oriented content)

      Currently Available

            AgeLine                                           $3,000
            AIDSDRUGS                                         $1,000
            AIDSLINE                                          $3,000
            AIDSTRIALS                                        $1,000
            BIOETHICSLINE                                     $3,000
            CANCERLIT                                         $5,000
            Detwiler's Directory of Health and Medical
                 Resources                                    $5,000
            EMBASE Anesthesiology Consultant                  In Negotiation
            EMBASE Cardiology Consultant                      $35,000 - $40,000
                 estimated
            EMBASE Drugs and Pharmacology Consultant          In Negotiation
            EMBASE Gastroenterology Consultant                In Negotiation
            EMBASE Immunology and AIDS Consultant             In Negotiation
            EMBASE Nephrology Consultant                      In Negotiation


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                                                        Confidential Information


            EMBASE Neurosciences Consultant                   In Negotiation
            EMBASE Obstetrics and Gynecology Consultant       In Negotiation
            EMBASE Pathology Consultant                       In Negotiation
            EMBASE Pediatrics Consultant                      In Negotiation
            EMBASE Psychiatry Consultant                      In Negotiation
            EMBASE Radiology and Nuclear Medicine
                 Consultant                                   In Negotiation
            HealthSTAR                                        $3,000
            MDX Health Digest [C]                             $3,000
            MEDLINE                                           $21,000
            PsycINFO                                          In Negotiation

      In Development

            CINAHL                                            $5,000
            HCIA Cost Report Database                         $15,000
            HCIA DRG Summary Database                         $15,000
            HCIA Health Care Professionals Database           $15,000
            HCIA Managed Care Database [C]                    $15,000
            HCIA Medical Rehabilitation Facilities
                 Database [C]                                 $15,000
            HCIA National Inpatient Profile Database          In Negotiation
            HCIA National Link Study                          In Negotiation
            HCIA National Outpatient Profile Database         In Negotiation
            HCIA Nursing Home Database [C]                    $15,000
            HCIA Retirement Facilities Database [C]           $15,000

      Full-Text Information Sources

            Complete Guide to Medical Tests [C]               $3,000
            Complete Guide to Pediatric Symptoms, Illness
                 & Medications [C]                            $3,000
            Complete Guide to Prescription and
                 Non-Prescription Drugs [C]                   $3,000
            Complete Guide to Sports Injuries [C]             $3,000
            Complete Guide to Symptoms, Illness &
                 Surgery [C]                                  $3,000
            DPH: Diagnostic Procedures                        $10,000 estimated
            DIH: Drug Information                             $30,000 estimated
            Drugs, Health and Nutrition During Pregnancy [C]  $3,000
            HealthGate Healthy Eating [C]                     $12,000
            HealthGate Healthy Parenting [C]                  $12,000
            HealthGate Healthy Man [C]                        $12,000
            HealthGate Healthy Sexuality [C]                  $12,000
            HealthGate Healthy Woman [C]                      $12,000
            Medical Software Reviews                          $12,000
            New Our Bodies, Ourselves [C]                     $3,000
            Vitamins, Minerals, Herbs and Dietary
                 Supplements [C]                              $3,000
            Well-Connected Consumer Health Reports [C]        $9,000

      In Development
            Adult Health Advisor [C]                          $12,500


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            Behavioral Health Advisor [C]                     $12,500
            Pediatric Advisor [C]                             $12,500
            Senior Health Advisor [C]                         $12,500
            Women's Health Advisor [C]                        $12,500

12. Corporate Accounts. Endeavor shall have the option of reselling to corporations, as Corporate Wellness Programs, the following packages on a per member per month basis. HealthGate and Endeavor agree to establish a per member per month pricing schedule for different sized corporations. The contents of each program and the initial annual minimum fees per Corporate Wellness Program for each package are estimated to be as follows:

      Package 1: $5,000

            HealthGate Wellness Centers
            Healthy Eating
            Healthy Man
            Healthy Parenting
            Healthy Sexuality
            Healthy Woman
            MEDLINE

      Package 2: $30,000

            Package 1, plus
            Complete Guide to Medical Tests
            Complete Guide to Pediatric Symptoms, Illness & Medications Complete Guide to Prescription and Non-Prescription Drugs Complete Guide to Sports Injuries
            Complete Guide to Symptoms, Illness & Surgery
            Drugs, Health and Nutrition During Pregnancy
            MEDLINE
            New Our Bodies, Ourselves
            Vitamins, Minerals, Herbs and Dietary Supplements
            MDX Health Digest

      Package 3: $95,000

            Package 2, plus
            Adult Health Advisor
            Behavioral Health Advisor
            Pediatric Advisor
            Senior Health Advisor
            Women's Health Advisor
            CANCERLIT
            HCIA Managed Care Database
            HCIA Medical Rehabilitation Facilities Database
            HCIA Nursing Home Database


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                                                        Confidential Information


            HCIA Retirement Facilities Database

13. New Business; Commission Rates. For all new business that either party brings to the other party, the referring party will receive a fee of 20% of the final negotiated price for the first year. For example, if Endeavor brings to HealthGate a hosting contract for a third party or a content sale, Endeavor would receive 20% of the final negotiated sale price between HealthGate and the third party. Payment of commissions will be made only out of funds received in excess of 80% of billed revenues.

14. Non-competition. In the event that HealthGate is acquired by a direct competitor of Endeavor as such term is mutually agreed upon by the parties and set forth on Exhibit A, which may be amended by mutual agreement of the parties from time to time, to this Letter Agreement, then Endeavor may upon 180 days written notice to HealthGate terminate all agreements between the parties. In the event of such a termination, all parties will reasonably cooperate with the other in transferring the software and operations to Endeavor (provided HealthGate shall not be obligated to transfer any hardware to Endeavor, or any software not exclusively developed for Endeavor). In the event that specific software is developed exclusively for Endeavor by HealthGate for use on the EPIC site and paid for by Endeavor at HealthGate's normal consulting rates, both parties agree to negotiate a license fee to allow HealthGate to use said software in other applications. If HealthGate and Endeavor can not mutually agree upon a reasonable price such matter shall be subject to arbitration.

15. Non-solicitation of Customers and Employees. Each party agrees during the term of this Letter Agreement and further agrees that for a period of one
      (1) year after its termination, it shall not directly or indirectly:

            (i) Make known to any person, firm or corporation the names and addresses of any of the customers of the other party or any other information pertaining to them.

            (ii) Solicit any customer of the other party for the purpose of providing a service or product which is the same type of service or product offered by the other party, or provide such a product or service to any party which has been a customer of the other party within the past 12 months, provided, however, either party's advertising, general promotion, or direct mail shall not be a violation of this provision. These non-solicitation and non-competition restrictions shall not apply if, and to the extent that, either party exits the market for a particular product or service.

            (iii) Solicit for employment or assist others in employing, any individual who is an employee of the other party, for the purpose of providing services that are the same or similar to the types of services offered or provided by the other party.

16. Intellectual Property Rights; Royalty-Free Licenses. Except for those rights and interests specifically provided for in this Letter Agreement, HealthGate retains all right, title and interest in and to the Information and all other material and property of HealthGate provided to


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      Endeavor under this Letter Agreement. To the extent that HealthGate provides to Endeavor any software, HealthGate agrees to provide Endeavor with a royalty-free non-exclusive license in perpetuity to use the Software, in machine-readable object code, solely for Endeavor's business purposes and not for sale or commercial distribution. Endeavor shall have the right to reproduce for internal use all of the Software and Documentation provided to it by HealthGate subject to the restrictions on use and disclosure set forth in this Letter Agreement. HealthGate shall provide to Licensee one copy of the Software, in machine-readable object code, solely for Endeavor's use. Licensee shall not have the right to receive or use the source code of the Software.

17. Confidentiality. With respect to Confidential Information the parties agree as follows:

      (a) "Confidential Information" shall mean any information, data or materials obtained by one party (the "Receiving Party"" from, or disclosed to such party by, the other party, or its customers (the "Disclosing Party"), which information, data or materials relate to the past, present or future business activities of the Disclosing Party, or any of its subsidiaries, affiliates or customers, including methods, processes, strategies, financial data and projections, customer names, account numbers and customer data. "Customer Information" shall not include, however, such information as:

            (i) is previously known to the Receiving Party, free of any obligation to keep it confidential;

            (ii) was in the public domain prior to disclosure to the Receiving Party, or which after such disclosure comes into the public domain through no fault of the Receiving Party.

            (iii) is lawfully obtained by the Receiving Party from a third party who, in making such disclosure, breaches no obligation or confidence; or is independently developed by the Receiving Party without substantial effort and expense.

      (b)   Restrictions

            (i) Receiving Party shall not disclose any Confidential Information to third parties for two (2) years following the date of its disclosure by Disclosing Party to Receiving Party, except to Receiving Party's consultants as provided below. However, Receiving Party may disclose Confidential Information in accordance with a judicial or governmental order, provided Receiving Party shall give Disclosing Party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

            (ii) Receiving Party shall take reasonable security precautions, as least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information. Receiving Party may disclose Confidential Information only to Receiving Party's employees or consultants on a need-to-know basis. Receiving Party will have executed or shall execute appropriate written agreements with its employees and consultants sufficient to enable it to comply with the provisions of this Agreement.

            (iii) Confidential Information may be disclosed, reproduced, summarized or distributed only in pursuance of Receiving Party's business relationship with Disclosing Party and only


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                                                        Confidential Information


            as otherwise provided hereunder. Receiving Party agrees to segregate all such Confidential Information from confidential materials of others to avoid commingling.

            (iv) Receiving Party may not reverse engineer, de-compile or dissemble any software disclosed to Receiving Party.

18.   Warranty

      (a) HealthGate hereby warrants that the Information contained currently on the HealthGate web site or to be procured by HealthGate for its use and provided on the EPIC site ("Information") does not infringe any copyright or other right of third parties. In the event of a breach of the foregoing warranty, HealthGate agrees to indemnify, defend and hold harmless Endeavor and its customers from and against any and all claims, actions, losses, damages, and expenses, including reasonable attorneys' fees, arising from any claim that any Information furnished by HealthGate hereunder constitutes an infringement of any copyright or other intellectual property right.

      (b) HealthGate warrants that the EPIC site will be managed to the same standards and quality of service that HealthGate manages its own site located at www.healthgate.com. The HealthGate site is currently available greater than 98% of available up-time, excluding regularly scheduled maintenance.

      (c) HEALTHGATE WARRANTS THAT THE INFORMATION, AND OTHER MATERIALS FURNISHED UNDER THIS LETTER AGREEMENT, ARE FORMULATED WITH A REASONABLE STANDARD OF CARE AND IN CONFORMANCE WITH PROFESSIONAL STANDARDS. HOWEVER, BOTH PARTIES AGREE THAT HEALTHGATE HAS NOT AND WILL NOT INDEPENDENTLY VERIFY ANY OF THE INFORMATION PROVIDED TO IT BY ITS LICENSORS AND THEREFORE IT IS NOT RESPONSIBLE FOR ANY INACCURACIES OR OMISSIONS IN SUCH INFORMATION. ACCORDINGLY, HEALTHGATE, ITS AFFILIATES, AND AGENTS CANNOT AND DO NOT WARRANT THE ACCURACY, COMPLETENESS, CURRENTNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY OF THE INFORMATION AVAILABLE ON HEALTHGATE OR ANY OTHER INFORMATION WHICH IS REFERENCED OR LINKED TO ANY WEB SITE.

      (d) Endeavor warrants that each of its customers shall have entered into an agreement which provides that the customer shall not duplicate in hard copy or machine readable form the Information, except that the Information may be duplicated for the internal use of the customer. Endeavor further represents and warrants that it has taken those commercially accepted steps as may be reasonable and prudent to protect the Information and HealthGate from use by third parties who attempt to gain access via the Internet without subscribing to HealthGate including firewall and password protection. In no event shall Endeavor be liable to any party for unauthorized access to the Information or HealthGate in the event such access could not have been reasonably foreseen by Endeavor.

19.   Indemnity


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      (a) Each party agrees to indemnify, defend and hold harmless the other party and its successors, officers, directors, employees and assigns from and against any and all actions, causes of action, claims, demands, costs, liabilities, expenses (including reasonable attorneys' fees) and damages ("Liabilities") resulting from the indemnifying party's material breach of any duty, representation or warranty of this Agreement except where Liabilities result from the gross negligence or willful misconduct of the other party.

      (b) If either party requests indemnification pursuant to this paragraph ("requesting party"), it will give notice to the other party from which indemnification is requested ("requested party") promptly after the receipt of any claim that may be indemnifiable hereunder and afford the requested party the opportunity to control the defense and approve any compromise, settlement, litigation or other resolution or other disposition of such claim except that the requesting party will have reasonable approval as to any settlement. The requesting party agrees to cooperate fully with the requested party at the requested party's expense in defending or settling any claim.

20. Effective Date. This Letter Agreement shall become effective as of the date first written above and shall remain in effect for a period of two years ("Initial Term") unless it is canceled by either party. This Agreement shall be automatically renewed on an annual basis thereafter unless one party advises the other in writing at the address first mentioned above by registered mail at least 180 days prior to the end of the Initial Term or any renewal period that it elects not to renew this Agreement, or wishes to renegotiate the terms of this Agreement.

21. Cancellation Either party shall be entitled to cancel this Agreement for cause by giving notice in writing by registered mail to the other party that the other party has failed to meet or is apparently unable or unwilling to meet one or more of the material obligations of this Agreement. In such a case, the other party will have 30 (thirty) days to meet the stated obligation(s) and, if it does not do so, this Agreement will be canceled effective the last day of the 30 (thirty) day period. In the event this Letter Agreement is terminated in the first year by Endeavor for other than HealthGate's material breach no refund will be made of any fee paid under paragraph 7 of this Letter Agreement. After the first year Endeavor will be entitled to a pro-rata refund of any amounts paid but not yet due and owed under this Letter Agreement.

22. Post-Termination Activities. Upon termination or cancellation of this Letter Agreement all obligations and rights under this Letter Agreement will end on the effective date of the termination or cancellation with the following exceptions:

      (i) Endeavor's EPIC clients shall continue to have private label access to the content sources and/or services provided by or through HealthGate hereunder for the entire term for which Endeavor has made payment for such content and/or services.

      (ii) The commissions referred to in paragraphs 8 (b) and 13 shall be paid; and

      (iii) The provisions of paragraphs 14, 15, 16, 17, 18, and 19 shall survive the termination of this letter agreement.


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23.   Force Majeure. Neither party shall be responsible or liable or deemed to be in default for delays or failures in performance under this Letter Agreement resulting directly or indirectly from causes beyond the control of either party in the exercise of reasonable, prudent business practices. Such causes shall include Acts of God, lockouts, labor actions, riots, acts of war, epidemics, government regulations subsequently imposed, fire, earthquakes, or other natural disasters.

24. Entire Agreement, Amendment, No Assignment, Waiver. This Letter Agreement sets forth the entire understanding of the parties on the subject matter hereof, and supersedes all previous oral or written representations or agreements relating to the rights and duties provided for herein, and this Letter Agreement may not be modified or amended except by written agreement of the parties. This Letter Agreement is personal to HealthGate, and HealthGate, shall not without the prior written consent of Endeavor assign, sub-license, or otherwise transfer this Letter Agreement or any rights or benefits hereunder to any other person, firm or corporation. The failure of either party to enforce or exercise, at any time or for any period of time, any term of this Agreement does not constitute, and shall not be construed as, a waiver of such term and shall in no way effect that party's later right to enforce it.

25. Invalidity. The invalidity of individual terms and conditions within this Letter Agreement shall not result in the invalidity of the whole Letter Agreement. The parties hereto agree to replace any invalid provision by some other, being as similar as possible in its economic and/or technical effects as the original provision.

26. Independent Contractors The relationship of the parties is that of independent contractors, and no agency, employment, partnership, joint venture, or any other relationship is created by this Letter Agreement.

27. Notices. Any notice or other communication required or allowed under this Letter Agreement shall be in writing and delivered by registered mail or by facsimile. Mailed or transmitted notices shall be sent to the parties at the addresses set forth above, or to such other address as the parties may designate by notice given pursuant to this paragraph.


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

                                                        Confidential Information


Very truly yours,

HealthGate Data Corp.


      By: /s/ Rick Lawson
          ------------------------
          Rick Lawson
          Vice President


Agreed and Accepted:
Endeavor Technologies, Inc.


      By: /s/ W. Michael Heekin
          ------------------------

      Name: W. Michael Heekin
            ----------------------

      Title: COO
             ---------------------

      Date: 11/5/97
            ----------------------


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